Exhibit 10.1

VITAL FARMS, INC.

NINTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

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9.	Remedies		23
	9.1	Covenants of the Company	23
	9.2	Irrevocable Proxy	23
	9.3	Termination of Remedy Provisions	24

10.	Certain Additional Covenants		24
	10.1	Corporate Opportunities	24
	10.2	Non-Competition – Key Holders	25
	10.3	Non-Solicitation – Key Holders	25
	10.4	Compelled Liquidity Event	25
	10.5	Compelled Liquidity Event Covenants	26
	10.6	Expiration of Additional Covenants	27

11.	Registration Rights		27
	11.1	Demand Registration	27
	11.2	Company Registration	28
	11.3	Underwriting Requirements	29
	11.4	Obligations of the Company	30
	11.5	Furnish Information	31
	11.6	Expenses of Registration	31
	11.7	Delay of Registration	32
	11.8	Indemnification	32
	11.9	Reports Under Exchange Act	33
	11.10	Limitations on Subsequent Registration Rights	34
	11.11	Termination of Registration Rights	34

12.	General		34
	12.1	GOVERNING LAW	34
	12.2	CONSENT TO JURISDICTION	34
	12.3	WAIVER OF JURY TRIAL	35
	12.4	Successors and Assigns	35
	12.5	Entire Agreement; Amendment; Waiver	35
	12.6	Remedies	36
	12.7	Notices, etc.	36
	12.8	Consent to Electronic Notice	37
	12.9	Severability	38
	12.10	Titles and Subtitles; Drafting; Share Numbers	38
	12.11	Counterparts	38
	12.12	Delays or Omissions	38
	12.13	Attorney’s Fees	38
	12.14	Rights	38
	12.15	Further Assurances	38
	12.16	Additional Stockholders	38
	12.17	Aggregation of Stock	39
	12.18	Spousal Consent	39
	12.19	Stock Splits, Stock Dividends, etc.	39
	12.20	Amendment of Prior Agreement	39

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NINTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Ninth Amended and Restated Stockholders Agreement (this “Agreement”), is made and entered into as of July 6, 2020 (the “Effective Date”) by and among Vital Farms, Inc., a Delaware public benefit corporation (the “Company”), those persons identified on Schedule A attached hereto (each, a “Key Holder” and collectively, the “Key Holders”), those entities identified on Schedule B attached hereto (each, a “SJF Investor” and collectively, the “SJF Investors”), those persons and entities identified on Schedule C attached hereto (each, an “Investeco Investor” and collectively, the “Investeco Investors”), the entity identified on Schedule D attached hereto (the “Arborview Investor”), the entity identified on Schedule E hereto (the “Inherent Investor”), the entity identified on Schedule F hereto (the “Bowie Investor”), those persons and entities identified on Schedule G attached hereto (each, an “Individual Investor” and collectively, the “Individual Investors”), the entity identified on Schedule H attached hereto (the “Sunrise Investor”), and the entity identified on Schedule I attached hereto (the “Manna Investor”).

The the SJF Investors, the Investeco Investors, the Arborview Investor, the Inherent Investor, the Bowie Investor, the Sunrise Investor and the Manna Investor are referred to herein individually as an “Investor” and collectively as the “Investors.” The Key Holders, the Investors and the Individual Investors are referred to herein individually as a “Stockholder” and collectively as the “Stockholders.”

RECITALS:

The Company and certain of the Stockholders are parties to that certain Seventh Amended and Restated Stockholders Agreement and that certain Eighth Amended and Restated Stockholders Agreement (collectively, the “Prior Agreement”), and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety and to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto, severally and not jointly, hereby agree as follows:

1. Definitions. Except as otherwise defined within the context of this Agreement, capitalized terms in this Agreement shall have their respective meanings defined in this Section 1.

“Affiliate” shall have the meaning assigned in Rule 405 promulgated by the SEC under the Securities Act.

“Arborview Director” shall mean that director appointed by the Arborview Investor pursuant to and in accordance with the terms of this Agreement.

“Arborview Investor” shall have the meaning ascribed in the preamble.

“Arborview Investor’s Shares” shall mean the shares of Common Stock and Preferred Stock held by the Arborview Investor on the date hereof or hereinafter acquired (and the transferees or assignees thereof).

“Arborview Purchase Agreement” means the Stock Purchase Agreement by and among the Company and Arborview Capital Partners LP, among others, dated September 19, 2014.

“Arborview Requisite Amount” shall mean 458,969 shares of Common Stock and Preferred Stock taken together, as adjusted for stock splits, combinations, recapitalizations and the like.

“As Converted Common Stock” means, as to each Stockholder, the aggregate of (a) the number of shares of Common Stock held by such Stockholder, plus (b) the number of shares of Common Stock issuable (as of the date of determination) upon conversion of all shares of Preferred Stock held by such Stockholder.

“Board” shall mean the Board of Directors of the Company.

“Bowie Director” shall mean that director appointed by the Bowie Investor pursuant to and in accordance with the terms of this Agreement.

“Bowie Investor” shall have the meaning ascribed in the preamble.

“Bowie Investor’s Shares” shall mean the shares of Common Stock and Preferred Stock held by the Bowie Investor on the date hereof or hereinafter acquired (and the transferees or assignees thereof).

“Bowie/Inherent Purchase Agreement” means the Stock Purchase Agreement by and among the Company, the Bowie Investor and the Inherent Investor, among others, dated December 3, 2015.

“Bowie Requisite Amount” means 250,454 shares of Common Stock and Preferred Stock taken together, as adjusted for stock splits, combinations, recapitalizations and the like.

“Bylaws” shall mean the Bylaws of the Company then in effect, as may be amended from time to time.

“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company then in effect, as may be amended from time to time.

“Common Stock” shall mean the shares of common stock, $0.001 par value per share, of the Company.

“Company Stock Incentive Plan” shall have the meaning ascribed in Subsection 4.1(a).

“Competitor” means any person which, in the reasonable judgment of the Board, is engaged in or associated or affiliated with a business which is competitive to the Company’s business; it being understood that the Bowie Investor shall not be deemed a Competitor based upon the engagement of its Affiliate, Whole Foods Markets, Inc., in the operation of natural foods supermarkets which may offer for sale the products of Competitors.

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Deemed Liquidation Event” shall have the meaning assigned to such term in the Certificate of Incorporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Founder” shall mean Mr. Matthew O’Hayer.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

“Inherent Director” shall mean that director appointed by the Inherent Investor pursuant to and in accordance with the terms of this Agreement.

“Inherent Investor” shall have the meaning ascribed in the preamble.

“Inherent Investor’s Shares” shall mean the shares of Common Stock and Preferred Stock held by the Inherent Investor on the date hereof or hereinafter acquired (and the transferees or assignees thereof).

“Inherent Requisite Amount” means 250,454 shares of Common Stock and Preferred Stock taken together, as adjusted for stock splits, combinations, recapitalizations and the like.

“Investeco Director” shall mean that director appointed by the Investeco Investors pursuant to and in accordance with the terms of this Agreement.

“Investeco Investors” shall have the meaning ascribed in the preamble.

“Investeco Investors’ Shares” shall mean the shares of Common Stock and Preferred Stock held by the Investeco Investors on the date hereof or hereinafter acquired (and the transferees or assignees thereof).

“Investeco Purchase Agreement” means the Stock Purchase Agreement by and among the Company and the Investeco Investors, among others, dated June 30, 2014.

“Investeco Requisite Amount” shall mean 601,303 shares of Common Stock and/or Preferred Stock taken together, as adjusted for stock splits, combinations, recapitalizations and the like.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“Investor Directors” shall mean the Arborview Director, the Investeco Director, the SJF Director, the Inherent Director, the Bowie Director, the Sunrise Director, and the Manna Director, if any.

“IPO” shall mean the closing of the first sale of Common Stock of the Company to the public effected pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act.

“Key Holder Registrable Securities” means (i) the Shares of Common Stock held by the Key Holders, (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares, and (iii) any Common Stock issued or issuable upon the conversion or exercise of any warrant, right or other security held by a Key Holder.

“Key Holders’ Shares” shall mean the shares of Common Stock held by the Key Holders on the date hereof (and the transferees or assignees thereof) or hereinafter acquired.

“Majority Vote” shall mean the holders of a majority of the Company’s Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, excluding unvested shares of Common Stock, if any.

“Manna Director” shall mean that director appointed by the Manna Investor pursuant to and in accordance with the terms of this Agreement.

“Manna Investor” shall have the meaning ascribed in the preamble.

“Manna Investor’s Shares” shall mean the shares of Common Stock and Preferred Stock held by the Manna Investor on the date hereof or hereinafter acquired (and the transferees or assignees thereof).

“Manna Purchase Agreement” means the Common Stock Purchase Agreement, dated as of March 5, 2019, by and between the Company and the Manna Investor.

“Manna Requisite Amount” shall mean 381,438 shares of Common Stock and/or Preferred Stock taken together, as adjusted for stock splits, combinations, recapitalizations and the like.

“Permitted Transferee” shall mean (i) in the case of any Stockholder who is an individual, (A) a spouse, parents, grandparents, children, siblings, nieces, nephews, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- or sisters-in-law of such individual and (B) any trust for the benefit of the foregoing; (ii) in the case of any Stockholder that is a partnership, (A) any of the limited partners, general partners, retired limited partners or retired general partners of such partnership and (B) any Affiliate of such partnership or any Affiliate of the general partner(s) of such partnership; (iii) in the case of any Stockholder that is a corporation, (A) any stockholder or former stockholder of such corporation and (B) any Affiliate of such corporation; (iv) in the case of any Stockholder that is a limited liability company, (A) any member or retired member of such limited liability company and (B) any Affiliate of such limited liability company; and (v) in the case of any Stockholder that is a trust, (A) any of the trustees or beneficiaries of such trust and (B) any Affiliate of such trust or Affiliate of the trustees of such trust; provided, however, that in the case of clauses (ii), (iii), (iv) and (v), that such transferee is not known to the Stockholder to be a Competitor of the Company after consultation with the Company.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Stock” shall mean the shares of the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock held by an Investor; (ii) any Common Stock currently outstanding, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company acquired by the Investors after the date hereof; and (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Subsections 11.1, and 11.10, excluding in all cases, however, any shares for which registration rights have terminated pursuant to Subsection 11.11 of this Agreement.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 11.6.

“Series B Preferred Stock” means the shares of Series B Preferred Stock, $0.001 par value per share, of the Company.

“Series C Preferred Stock” means the shares of Series C Preferred Stock, $0.001 par value per share, of the Company.

“Series D Preferred Stock” means the shares of Series D Preferred Stock, $0.001 par value per share, of the Company.

“Shares” shall mean the Arborview Investor’s Shares, the Investeco Investors’ Shares, the SJF Investors’ Shares, the Inherent Investor’s Shares, the Bowie Investor’s Shares, the Individual Investors’ Shares, the Sunrise Investor’s Shares, the Manna Investor’s Shares and the Key Holders’ Shares.

“SJF Closing” means the closing date of the transactions under the SJF Purchase Agreement.

“SJF Director” shall mean that director appointed by the SJF Investors pursuant to and in accordance with the terms of this Agreement.

“SJF Investors” shall have the meaning ascribed in the preamble.

“SJF Investors’ Shares” shall mean the shares of Common Stock and Preferred Stock held by the SJF Investors on the date hereof or hereinafter acquired (and the transferees or assignees thereof).

“SJF Purchase Agreement” means the Stock Purchase Agreement by and between the Company and the SJF Investors dated June 11, 2013.

“SJF Requisite Amount” shall mean 722,414 shares of Common Stock and/or Preferred Stock taken together, as adjusted for stock splits, combinations, recapitalizations and the like.

“Stockholder” and “Stockholders” as defined in the first paragraph of this Agreement.

“Sunrise Director” shall mean that director appointed by the Sunrise Investor pursuant to and in accordance with the terms of this Agreement.

“Sunrise Investor” shall have the meaning ascribed in the preamble.

“Sunrise Investor’s Shares” shall mean the shares of Preferred Stock held by the Sunrise Investor on the date hereof or hereinafter acquired (and the transferees or assignees thereof).

“Sunrise Purchase Agreement” means the Stock Purchase Agreement by and between the Company and the Sunrise Investor dated April 3, 2017.

“Sunrise Requisite Amount” shall mean 549,131 shares of Preferred Stock, as adjusted for stock splits, combinations, recapitalizations and the like.

2. Limitations on Disposition of Capital Stock.

2.1 No Disposition. Each Stockholder hereby agrees not to make any disposition of Shares or any right, warrant or option to acquire Shares, or any security convertible into Shares, to a Competitor or otherwise in violation of this Agreement. In addition, each Stockholder agrees not to make any disposition of any such Shares, or any such right, warrant or option or convertible security unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) such Stockholder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, such Stockholder shall, at the expense of such Stockholder or its transferee, furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition shall not require registration of such Shares under the Securities Act.

The restrictions under Subsection 2.1 of this Agreement shall expire and terminate (i) immediately prior to an IPO or (ii) upon a Deemed Liquidation Event, whichever event occurs first.

2.2 Legends. It is understood that the instruments evidencing the capital stock subject to this Agreement shall bear legends substantially similar to the legends set forth below (in addition to any legend required under applicable state securities laws):

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF STOCKHOLDER’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.”

(b) The following legend shall apply to Key Holders’ Shares only: “THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS AND LIMITATIONS CONTAINED IN, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, A STOCKHOLDERS AGREEMENT, AS AMENDED AND RESTATED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY AND MAY BE PROVIDED UPON WRITTEN REQUEST FREE OF CHARGE.”

The legend set forth in (a) and (b) above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by federal or state securities laws, (i) such Shares are registered for resale under the Securities Act, or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act and without the need for one or more of the legends referenced in this Subsection 2.2 to be applied to the certificate issued to the transferee of the Shares.

3. Affirmative Covenants of the Company. The Company hereby covenants and agrees as follows:

3.1 Information Rights. For so long as the SJF Investors hold in the aggregate at least the SJF Requisite Amount, the Company shall deliver to the Board and the SJF Investors, and for so long as the Investeco Investors hold in the aggregate at least the Investeco Requisite Amount, the Company shall deliver to the Board and the Investeco Investors, and for so long as the Arborview Investor holds in the aggregate at least the Arborview Requisite Amount, the Company shall deliver to the Board and the Arborview Investor, and for so long as the Inherent Investor holds in the aggregate at least the Inherent Requisite Amount, the Company shall deliver to the Board and the Inherent Investor, and for so long as the Bowie Investor holds in the aggregate at least the Bowie Requisite Amount, the Company shall deliver to the Board and the Bowie Investor, and for so long as the Sunrise Investor holds in the aggregate at least the Sunrise Requisite Amount, the Company shall deliver to the Board and the Sunrise Investor, and for so long as the Manna Investor holds in the aggregate at least the Manna Requisite Amount, the Company shall deliver to the Board and the Manna Investor: (a) unaudited monthly financial statements within thirty (30) days of the end of each calendar month prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments; (b) unaudited quarterly financial statements within forty-five (45) days of the end of each fiscal quarter (except for the fourth (4th) quarter) prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments; (c) annual audited financial statements within one hundred eighty (180) days after the end of each fiscal year prepared in accordance with generally accepted accounting principles consistently applied; and (d) copies of the Company’s annual business and financial plan at least thirty (30) days prior to each fiscal year. Such financial statements shall include consolidated balance sheets of the Company and its subsidiaries as at the end of such fiscal period and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries for such fiscal period, all in reasonable detail, and as to audited financial statements, certified by independent public auditors selected by the Board of Directors and as to unaudited financial statements, certified by the chief financial officer of the Company.

3.2 Inspection.

(a) For so long as the SJF Investors hold in the aggregate at least the SJF Requisite Amount, the Company shall permit each SJF Investor, at such SJF Investor’s expense, other than a Competitor, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by a SJF Investor.

(b) For so long as the Investeco Investors hold in the aggregate at least the Investeco Requisite Amount, the Company shall permit each Investeco Investor, at such Investeco Investor’s expense, other than a Competitor, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by an Investeco Investor.

(c) For so long as the Arborview Investor holds in the aggregate at least the Arborview Requisite Amount, the Company shall permit the Arborview Investor, at the Arborview Investor’s expense, other than a Competitor, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Arborview Investor.

(d) For so long as the Inherent Investor holds in the aggregate at least the Inherent Requisite Amount, the Company shall permit the Inherent Investor, at the Inherent Investor’s expense, other than a Competitor, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Inherent Investor.

(e) For so long as the Bowie Investor holds in the aggregate at least the Bowie Requisite Amount, the Company shall permit the Bowie Investor, at the Bowie Investor’s expense, other than a Competitor, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Bowie Investor.

(f) For so long as the Sunrise Investor holds in the aggregate at least the Sunrise Requisite Amount, the Company shall permit the Sunrise Investor, at the Sunrise Investor’s expense, other than a Competitor, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Sunrise Investor.

(g) For so long as the Manna Investor holds in the aggregate at least the Manna Requisite Amount, the Company shall permit the Manna Investor, at the Manna Investor’s expense, other than a Competitor, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Manna Investor.

3.3 Confidentiality of Company Information. Each Stockholder acknowledges that the information received by such Stockholder pursuant to this Agreement may be confidential, and it will not use such confidential information in violation of the Exchange Act or in a manner detrimental to the Company, or reproduce, disclose or disseminate such information to any other person (other than, with the exception of the Bowie Investor, the Bowie Director, the Inherent Investor and/or the Inherent Director, its employees or agents having a need to know the contents of such information, and its attorneys and who agree to keep such information confidential pursuant to this Subsection 3.3), except in connection with the exercise of rights under this Agreement or its rights as a Stockholder, unless such confidential information (i) is on the date of disclosure publicly available, (ii) becomes after the date of disclosure publicly available other than as a result of a disclosure by such Stockholder where such disclosure constitutes a breach of this Agreement or any related nondisclosure agreement, (iii) is on the date of disclosure or becomes after the date of disclosure known by or available to such Stockholder on a nonconfidential basis from a source (other than the Company) which, to the actual knowledge of such Stockholder, is not prohibited from disclosing such information to such Stockholder by a statutory, regulatory, contractual or fiduciary obligation or (iv) is after the date hereof developed by such Stockholder independent of any information furnished by or on behalf of or obtained from the Company. The Company acknowledges that representatives of Whole Foods Market, Inc. (the parent corporation of the Bowie Investor) and its Affiliates may obtain access to the confidential information disclosed to the Bowie Investor as part of the regular financial and accounting processes and controls for the monitoring and reporting of investments made by Whole Foods Market, Inc. and its subsidiaries. Notwithstanding any provision of this Agreement to the contrary, the Bowie Investor acknowledges and agrees that the Company may withhold certain confidential information of its customers and vendors from the Bowie Investor and the Bowie Director to the extent such withholding is reasonably deemed necessary by the Company to fulfill contractual and/or fiduciary obligations regarding the confidential and/or proprietary information of its customers or vendors.

3.4 Board Meetings; Committees. The Board shall meet no less frequently than once a calendar quarter unless otherwise agreed to by a vote of the majority of the directors, which majority must include the affirmative vote of the Manna Director. Each committee appointed by the Board shall consist of at least two (2) Investor Directors.

3.5 Observer Rights. For so long as the SJF Investors hold in the aggregate at least the SJF Requisite Amount, the SJF Investors shall have the right to have one representative, who shall not be a Competitor, selected by the SJF Investors attend meetings of the Board by phone or in person (the “SJF Observer”) at the SJF Observer’s own expense and to receive materials provided to directors at such meetings. For so long as the Investeco Investors hold in the aggregate at least the Investeco Requisite Amount, the Investeco Investors shall have the right to have one representative, who shall not be a Competitor, selected by the Investeco Investors attend meetings of the Board by phone or in person (the “Investeco Observer”) at the Investeco Observer’s own expense and to receive materials provided to directors at such meetings. For so long as the Arborview Investor holds in the aggregate at least the Arborview Requisite Amount, the Arborview Investor shall have the right to have one representative, who shall not be a Competitor, selected by the Arborview Investor attend meetings of the Board by phone or in person (the “Arborview Observer”) at the Arborview Observer’s own expense and to receive materials provided to directors at such meetings. For so long as the Sunrise Investor holds in the aggregate at least the Sunrise Requisite Amount, the Sunrise Investor shall have the right to have one representative, who shall not be a Competitor, selected by the Sunrise Investor attend meetings of the Board by phone or in person (the “Sunrise Observer”) at the Sunrise Observer’s own expense and to receive materials provided to directors at such meetings. For so long as the Manna Investor holds in the aggregate at least the Manna Requisite Amount, the Manna Investor shall have the right to have one representative, who shall not be a

Competitor, selected by the Manna Investor attend meetings of the Board by phone or in person (the “Manna Observer”) at the Manna Observer’s own expense and to receive materials provided to directors at such meetings. None of the SJF Observer, the Investeco Observer, the Arborview Observer, the Sunrise Observer or the Manna Observer shall be entitled to vote at the meetings of the Board, and the Company shall have the right not to provide materials and to exclude the attendance and/or participation of any of the SJF Observer, the Investeco Observer, the Arborview Observer, the Sunrise Observer or the Manna Observer, or all of the foregoing, from any portion of a meeting of the Board or as to any materials in which such participation or the provision of such materials could jeopardize (a) the Company’s ability to the assert attorney-client privilege, (b) the Company’s ability to maintain confidentiality or trade secret status with respect to the matters being discussed or presented or (c) the ability of the Board to discharge its fiduciary obligations. The Company will provide the SJF Observer, the Investeco Observer, the Arborview Observer, the Sunrise Observer, and the Manna Observer with notice of its Board meetings to the same extent it provides notice of such meetings to directors as required by its Bylaws.

3.6 Insurance. The Company will maintain from best rated insurers (a) a directors and officers liability insurance policy on the directors and officers of the Company and, if possible, observers to the Board, in an amount of at least $2,500,000 in the aggregate, and (b) Key Man life insurance policies with the Company as beneficiary on key executives, including Matthew O’Hayer and Russell Diez-Canseco, each such policy being on terms and conditions satisfactory to the SJF Investors, the Investeco Investors, the Arborview Investor, the Inherent Investor, the Bowie Investor, the Sunrise Investor and the Manna Investor.

3.7 Certain Protective Provisions. The Company hereby covenants and agrees with each of the SJF Investors, the Investeco Investors, the Arborview Investor, the Inherent Investor, the Bowie Investor, the Sunrise Investor and the Manna Investor that it shall not (and shall not permit any subsidiary to), without approval of the Board of Directors, which approval must include the affirmative vote of at least three (3) of the Investor Directors (with prior written notice to all Investor Directors of the proposed action), provided that the affirmative vote of at least four (4) of the Investor Directors shall be required at such time as the Manna Investor is entitled to appoint a director pursuant to Subsection 8.1(h):

(a) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(c) guarantee any indebtedness, except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment inconsistent with any investment policy approved by the Board;

(e) incur any aggregate indebtedness in excess of $500,000 that is not already included in a Board-approved budget, other than trade credit incurred in the ordinary course of business;

(f) enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person except transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(g) hire, fire, or change the compensation of the executive officers, including approving any option grants;

(h) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i) sell, assign, license, pledge or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(j) enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company or to the Company of assets greater than $1,000,000 in any twelve (12) month period.

3.8 Expiration of Covenants. The covenants of the Company in this Section 3, other than Subsection 3.3 which shall survive, shall terminate and be of no further force or effect (i) immediately prior to an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, whichever occurs first.

4. Preemptive Rights. The Company hereby grants to each SJF Investor, each Investeco Investor, the Arborview Investor, the Inherent Investor, the Bowie Investor, the Sunrise Investor, the Manna Investor and each Key Holder (in each case, for the purposes of this Section 4, each a “Preemptive Holder”) a preemptive right to purchase all or any part of such Preemptive Holder’s pro rata share of New Securities (as defined in Subsection 4.1) subsequent to the date hereof on the same terms and at the same price as offered thereat. A Preemptive Holder’s “pro rata portion,” for purposes of this right of first offer, is the ratio of the number of shares of As Converted Common Stock owned by such Preemptive Holder immediately prior to the issuance of New Securities, to the total number of shares of As Converted Common Stock outstanding prior to the issuance of New Securities, determined on a fully-diluted basis. Each Preemptive Holder shall be entitled to apportion the right of first offer hereby granted it among itself and its Permitted Transferees in such proportions as it deems appropriate. In the event that a Preemptive Holder declines to purchase all of its pro rata portion of New Securities, each of the other participating Preemptive Holders shall have a right of over-allotment to purchase such non-purchased New Securities of the non-participating Preemptive Holders on a pro rata basis (based upon the proportion of the shares of As Converted Common Stock and Preferred Stock owned by such participating Preemptive Holder immediately prior to the issuance of New Securities to all such shares of As Converted Common Stock held by all participating Preemptive Holders) within ten (10) days after the date of such Preemptive Holder’s failure to purchase. This right of first offer shall be subject to the following provisions:

4.1 New Securities. “New Securities” shall mean any capital stock (including Common Stock and/or preferred stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, that the term “New Securities” does not include:

(a) up to 1,414,333 shares of Common Stock (and options therefor) issued after the date hereof as part of a compensation arrangement to employees, consultants, officers or directors of the Company pursuant to any equity compensation, stock option, stock purchase or stock bonus plan approved by the Board (all such arrangements referred to collectively herein as the “Company Stock Incentive Plan”);

(b) any securities issuable upon (i) exercise of options, warrants, convertible securities or other similar rights or agreements, so long as such options, warrants, convertible securities or other similar rights or agreements were either outstanding as of the date of this Agreement or were issued without violation of this Agreement or (ii) conversion of the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock;

(c) securities issued or rights to purchase securities issued for consideration other than cash pursuant to a bona fide acquisition, merger, consolidation, joint venture, strategic alliance or similar transaction approved by the Board (which approval must include the affirmative vote of at least two (2) of the Investor Directors);

(d) securities issued in an underwritten public offering pursuant to a registration under the Securities Act;

(e) securities issued in connection with any stock split, stock dividend or recapitalization of the Company;

(f) shares of Common Stock, and any right, option or warrant to acquire shares of Common Stock issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board (which approval must include the affirmative vote of at least two (2) of the Investor Directors); and

(g) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to Subsections (a)-(f) above.

4.2 Notice of Issuance. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Preemptive Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Preemptive Holder shall have fifteen (15) days after any such notice is mailed to agree to purchase such Preemptive Holder’s pro rata portion of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any Preemptive Holder fails to exercise fully the right of first offer, on the sixteenth (16) day after the date of the Company’s notice of proposed issuance of New Securities, the Company shall provide a notice to the Preemptive Holders which notice shall identify the exercising Preemptive Holders and the number of New Securities to be purchased by each such exercising Preemptive Holder.

4.3 Failure to Exercise. In the event the Preemptive Holders fail to exercise fully the preemptive right within said fifteen (15) day period and after the expiration of the second ten (10) day period for the exercise of the over-allotment provisions of this Section 4, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell the balance of the New Securities respecting which the Preemptive Holders’ right of first offer option set forth in this Section 4 was not exercised, at a price and upon terms not materially more favorable to the purchasers thereof than specified in the Company’s notice to Preemptive Holders pursuant to Subsection 4.2. In the event the Company has not sold within said ninety (90) day period or entered into an agreement to sell the New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement, the Company shall not thereafter issue or sell such New Securities, without first again offering such securities to the Preemptive Holders in the manner provided in this Section 4.

4.4 Condition to Transfer. The preemptive right set forth in this Section 4 may not be assigned or transferred, except that (i) such right is assignable by each Preemptive Holder to any Permitted Transferee of such Preemptive Holder or any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Preemptive Holder and (ii) such right is assignable between and among any of the Preemptive Holders provided the Company is given written notice thereof; provided, however, that the transferee agrees in writing to be bound by the restrictions, terms and provisions hereof.

4.5 Mezzanine Securities Preemptive Right. The Investors shall be entitled to equivalent preemptive rights with respect to any proposed issuance by the Company or its subsidiaries of debt securities issued with options, warrants or other convertible or exercisable securities. In such event, the provisions of Subsections 4.1-4.4 shall inure to the benefit of the Investors as to such proposed issuance, mutatis mutandis.

4.6 Termination of Rights. The preemptive right granted under Section 4 of this Agreement shall expire and terminate (i) immediately prior to an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, whichever event occurs first.

5. Certain Rights of First Refusal and Co-Sale Rights. In addition to the preemptive rights provided in the above Section 4 and separate from such preemptive rights, the Company hereby grants to each SJF Investor, Investeco Investor, Arborview Investor, Inherent Investor, Bowie Investor, Sunrise Investor and Manna Investor the following co-sale rights described in this Section 5. For the avoidance of doubt, SJF Investors, the Investeco Investors, the Arborview Investor, the Inherent Investor, the Bowie Investor, the Sunrise Investor and/or the Manna Investor may choose to exercise each of their rights granted under Section 4 and Section 5 separately or in combination, and the exclusions applicable in the rights provided under Section 4 apply only to Section 4 and do not apply to the rights provided under Section 5.

5.1 Company Qualified Issuance Notice.

(a) SJF: If at any time the Company proposes to (a) issue and sell an amount of securities representing or convertible into more than thirty percent (30%) of the then-outstanding capital stock of the Company (except for issuances and sales of securities described in clauses (b), (c), (d) and (e) of the definition of New Securities), or (b) issue securities representing or convertible into more than five percent (5%) of the then-outstanding capital stock of the Company determined on a fully-diluted basis to Key Holders and/or their family members at a price less than the purchase price paid by the SJF Investors under the terms of the SJF Purchase Agreement (each a “SJF Qualified Issuance”), then the Company shall give the SJF Investors written notice of such issuance (the “SJF Qualified Issuance Notice”), which SJF Qualified Issuance Notice shall include a detailed description of the material terms of the proposed issuance. The SJF Qualified Issuance Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement or directive relating to the proposed issuance.

(b) Investeco: If at any time the Company proposes to (a) issue and sell an amount of securities representing or convertible into more than thirty percent (30%) of the then-outstanding capital stock of the Company (except for issuances and sales of securities described in clauses (b), (c), (d) and (e) of the definition of New Securities), or (b) issue securities representing or convertible into more than five percent (5%) of the then-outstanding capital stock of the Company determined on a fully-diluted basis to Key Holders and/or their family members at a price less than the purchase price paid by the Investeco Investors under the terms of the Investeco Purchase Agreement (each an “Investeco Qualified Issuance”), then the Company shall give the Investeco Investors written notice of such issuance (the “Investeco Qualified Issuance Notice”), which Investeco Qualified Issuance Notice shall include a detailed description of the material terms of the proposed issuance. The Investeco Qualified Issuance Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement or directive relating to the proposed issuance.

(c) Arborview Investor: If at any time the Company proposes to (a) issue and sell an amount of securities representing or convertible into more than thirty percent (30%) of the then-outstanding capital stock of the Company (except for issuances and sales of securities described in clauses (b), (c), (d) and (e) of the definition of New Securities), or (b) issue securities representing or convertible into more than five percent (5%) of the then-outstanding capital stock of the Company determined on a fully-diluted basis to Key Holders and/or their family members at a price less than the purchase price paid by the Arborview Investor under the terms of the Arborview Purchase Agreement (each an “Arborview Qualified Issuance”), then the Company shall give the Arborview Investor written notice of such issuance (the “Arborview Qualified Issuance Notice”), which Arborview Qualified Issuance Notice shall include a detailed description of the material terms of the proposed issuance. The Arborview Qualified Issuance Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement or directive relating to the proposed issuance.

(d) Inherent Investor: If at any time the Company proposes to (a) issue and sell an amount of securities representing or convertible into more than thirty percent (30%) of the then-outstanding capital stock of the Company (except for issuances and sales of securities described in clauses (b), (c), (d) and (e) of the definition of New Securities), or (b) issue securities representing or convertible into more than five percent (5%) of the then-outstanding capital stock of the Company determined on a fully-diluted basis to Key Holders and/or their family members at a price less than the purchase price paid by the Inherent Investor under the terms of the Bowie/Inherent Purchase Agreement (each a “Inherent Qualified Issuance”), then the Company shall give the Inherent Investor written notice of such issuance (the “Inherent Qualified Issuance Notice”), which Inherent Qualified Issuance Notice shall include a detailed description of the material terms of the proposed issuance. The Inherent Qualified Issuance Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement or directive relating to the proposed issuance.

(e) Bowie Investor: If at any time the Company proposes to (a) issue and sell an amount of securities representing or convertible into more than thirty percent (30%) of the then-outstanding capital stock of the Company (except for issuances and sales of securities described in clauses (b), (c), (d) and (e) of the definition of New Securities), or (b) issue securities representing or convertible into more than five percent (5%) of the then-outstanding capital stock of the Company determined on a fully-diluted basis to Key Holders and/or their family members at a price less than the purchase price paid by the Bowie Investor under the terms of the Bowie/Inherent Purchase Agreement (each a “Bowie Qualified Issuance”), then the Company shall give the Bowie Investor written notice of such issuance (the “Bowie Qualified Issuance Notice”), which Bowie Qualified Issuance Notice shall include a detailed description of the material terms of the proposed issuance. The Bowie Qualified Issuance Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement or directive relating to the proposed issuance.

(f) Sunrise Investor: If at any time the Company proposes to (a) issue and sell an amount of securities representing or convertible into more than thirty percent (30%) of the then-outstanding capital stock of the Company (except for issuances and sales of securities described in clauses (b), (c), (d) and (e) of the definition of New Securities), or (b) issue securities representing or convertible into more than five percent (5%) of the then-outstanding capital stock of the Company determined on a fully-diluted basis to Key Holders and/or their family members at a price less than the purchase price paid by the Sunrise Investor under the terms of the Sunrise Purchase Agreement (each a “Sunrise Qualified Issuance”), then the Company shall give the Sunrise Investor written notice of such issuance (the “Sunrise Qualified Issuance Notice”), which Sunrise Qualified Issuance Notice shall include a detailed description of the material terms of the proposed issuance. The Sunrise Qualified Issuance Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement or directive relating to the proposed issuance.

(g) Manna Investor: If at any time the Company proposes to (a) issue and sell an amount of securities representing or convertible into more than thirty percent (30%) of the then-outstanding capital stock of the Company (except for issuances and sales of securities described in clauses (b), (c), (d) and (e) of the definition of New Securities), or (b) issue securities representing or convertible into more than five percent (5%) of the then-outstanding capital stock of the Company determined on a fully-diluted basis to Key Holders and/or their family members at a price less than the purchase price paid by the Manna Investor under the terms of the Manna Purchase Agreement (each a “Manna Qualified Issuance”), then the Company shall give the Manna Investor written notice of such issuance (the “Manna Qualified Issuance Notice”), which Manna Qualified Issuance Notice shall include a detailed description of the material terms of the proposed issuance. The Manna Qualified Issuance Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement or directive relating to the proposed issuance.

5.2 Investor Co-Sale Right.

(a) SJF: Each SJF Investor shall have an option for a period of fifteen (15) days from receipt of the SJF Qualified Issuance Notice to elect to sell with the Company up to such SJF Investor’s pro rata portion of the securities to be issued pursuant to the SJF Qualified Issuance (with respect to the SJF Investor), to the purchaser(s) named in the SJF Qualified Issuance, by delivering a written notice to the Company within fifteen (15) days of delivery of the Qualified Issuance Notice. The portion of the SJF Qualified Issuance that the Company would be able to sell would be correspondingly reduced by that amount that the SJF Investors have elected to sell, if any, under this Subsection 5.2(a).

(b) Investeco: Each Investeco Investor shall have an option for a period of fifteen (15) days from receipt of the Investeco Qualified Issuance Notice to elect to sell with the Company up to such Investeco Investor’s pro rata portion of the securities to be issued pursuant to the Investeco Qualified Issuance (with respect to the Investeco Investor), to the purchaser(s) named in such Investeco Qualified Issuance, by delivering a written notice to the Company within fifteen (15) days of delivery of the Investeco Qualified Issuance Notice. The portion of the Investeco Qualified Issuance that the Company would be able to sell would be correspondingly reduced by that amount that the Investeco Investors have elected to sell, if any, under this Subsection 5.2(b).

(c) Arborview: The Arborview Investor shall have an option for a period of fifteen (15) days from receipt of the Arborview Qualified Issuance Notice to elect to sell with the Company up to the Arborview Investor’s pro rata portion of the securities to be issued pursuant to the Arborview Qualified Issuance (with respect to the Arborview Investor), to the purchaser(s) named in such Arborview Qualified Issuance, by delivering a written notice to the Company within fifteen (15) days of delivery of the Arborview Qualified Issuance Notice. The portion of the Arborview Qualified Issuance that the Company would be able to sell would be correspondingly reduced by that amount that the Arborview Investor has elected to sell, if any, under this Subsection 5.2(c).

(d) Inherent: The Inherent Investor shall have an option for a period of fifteen (15) days from receipt of the Inherent Qualified Issuance Notice to elect to sell with the Company up to the Inherent Investor’s pro rata portion of the securities to be issued pursuant to the Inherent Qualified Issuance (with respect to the Inherent Investor), to the purchaser(s) named in such Inherent Qualified Issuance, by delivering a written notice to the Company within fifteen (15) days of delivery of the Inherent Qualified Issuance Notice. The portion of the Inherent Qualified Issuance that the Company would be able to sell would be correspondingly reduced by that amount that the Inherent Investor has elected to sell, if any, under this Subsection 5.2(d).

(e) Bowie: The Bowie Investor shall have an option for a period of fifteen (15) days from receipt of the Bowie Qualified Issuance Notice to elect to sell with the Company up to the Bowie Investor’s pro rata portion of the securities to be issued pursuant to the Bowie Qualified Issuance (with respect to the Bowie Investor), to the purchaser(s) named in such Bowie Qualified Issuance, by delivering a written notice to the Company within fifteen (15) days of delivery of the Bowie Qualified Issuance Notice. The portion of the Bowie Qualified Issuance that the Company would be able to sell would be correspondingly reduced by that amount that the Bowie Investor has elected to sell, if any, under this Subsection 5.2(e).

(f) Sunrise: The Sunrise Investor shall have an option for a period of fifteen (15) days from receipt of the Sunrise Qualified Issuance Notice to elect to sell with the Company up to the Sunrise Investor’s pro rata portion of the securities to be issued pursuant to the Sunrise Qualified Issuance (with respect to the Sunrise Investor), to the purchaser(s) named in such Sunrise Qualified Issuance, by delivering a written notice to the Company within fifteen (15) days of delivery of the Sunrise Qualified Issuance Notice. The portion of the Sunrise Qualified Issuance that the Company would be able to sell would be correspondingly reduced by that amount that the Sunrise Investor has elected to sell, if any, under this Subsection 5.2(f).

(g) Manna: The Manna Investor shall have an option for a period of fifteen (15) days from receipt of the Manna Qualified Issuance Notice to elect to sell with the Company up to the Manna Investor’s pro rata portion of the securities to be issued pursuant to the Manna Qualified Issuance (with respect to the Manna Investor), to the purchaser(s) named in such Manna Qualified Issuance, by delivering a written notice to the Company within fifteen (15) days of delivery of the Manna Qualified Issuance Notice. The portion of the Manna Qualified Issuance that the Company would be able to sell would be correspondingly reduced by that amount that the Manna Investor has elected to sell, if any, under this Subsection 5.2(g).

(h) The rights of the Investors under this Subsection 5.2 shall be exercised pro rata, based on the As Converted Common Stock held by all participating Investors.

5.3 Termination of Rights. The rights granted under Section 5 of this Agreement shall expire and terminate (i) immediately prior to an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, whichever occurs first.

6. Right of First Refusal and Co-Sale Right.

6.1 Agreements Among the Investors, the Company and the Key Holders.

(a) Transfer Notice. If at any time a Key Holder proposes to transfer any of the Key Holders’ Shares held by such Key Holder to one or more third parties (a “Transfer”), then such Key Holder (the “Transferring Key Holder”) shall give each of the other Key Holders (each, a “Co-Sale Eligible Key Holder”), the Investeco Investors, the SJF Investors, the Arborview Investor, the Inherent Investor, the Bowie Investor, the Sunrise Investor and the Manna Investor (the SJF Investors, the Investeco Investors, the Arborview Investor, the Inherent Investor, the Bowie Investor, the Sunrise Investor and the Manna Investor, collectively, the “Co-Sale Eligible Investors”), and the Company written notice of the Key Holder’s intention or requirement to make the Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the Key Holders’ Shares to be transferred (“Offered Shares”), (ii) the identity of the prospective transferee(s) and (iii) the consideration and the terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferring Key Holder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice; or, if applicable, the Transfer Notice shall certify that the Transfer has been directed by a bankruptcy trustee or judge. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement or directive relating to the proposed Transfer.

(b) SJF, Investeco, Arborview, Inherent, Bowie, Sunrise, Manna and Key Holder Co-Sale Right. If the completion of the Transfer, as proposed, would result in the Key Holders in aggregate owning (or continuing to own) less than 50.1% of the outstanding shares of Common Stock held by them as of the date hereof, then each Co-Sale Eligible Investor shall have the right to sell such Co-Sale Eligible Investor’s pro rata portion (as defined below) of Common Stock and/or Preferred Stock (the “Investor Co-Sale Shares”), and each Co-Sale Eligible Key Holder shall have the right to sell such Co-Sale Eligible Key Holder’s pro rata portion (as defined below) of Common Stock and/or Preferred Stock (the “Key Holder Co-Sale Shares”), to the ultimate transferee(s) as a condition to such sale by such Transferring Key Holder, regardless of whether such transferees become transferees pursuant to Subsections 6.1(d), 6.1(e), 6.2 or 6.3 below. For greater certainty, the portion of the Offered Shares the Transferring Key Holder would be able to sell pursuant to Subsections 6.1(d), 6.1(e), 6.2 or 6.3 below would be correspondingly reduced by that amount that the Co-Sale Eligible Investors and Co-Sale Eligible Key Holders have elected to sell, if any, under this Subsection 6.1(b). If a Co-Sale Eligible Investor or Co-Sale Eligible Key Holder should decide to exercise such right of co-sale, such Co-Sale Eligible Investor and Co-Sale Eligible Key Holder must notify the Key Holders and the Company within ten (10) days after delivery of Transfer Notice.

(c) For the purposes of Subsections 6.1(b), 6.1(d), and 6.1(e), the pro rata portion of a Transferring Key Holder, a Co-Sale Eligible Key Holder or Co-Sale Eligible Investor, as applicable, means in accordance with a ratio equal to (i) the number of shares of As Converted Common Stock held by such Transferring Key Holder, Co-Sale Eligible Investor, or Co-Sale Eligible Key Holder divided by (ii) the sum of all shares of As Converted Common Stock held by each Transferring Key Holder, Co-Sale Eligible Key Holder, and Co-Sale Eligible Investor who has elected to exercise its right of co-sale pursuant to this Section 6.

(d) Company’s Option. The Company shall have an option for a period of twenty (20) days from receipt of the Transfer Notice to elect to purchase all or portions of the Offered Shares, the Investor Co-Sale Shares, and the Key Holder Co-Sale Shares (on a pro rata basis among the Offered Shares, Investor Co-Sale Shares, and the Key Holder Co-Sale Shares calculated in accordance with Subsection 6.1(c)) at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise such purchase option and, thereby, purchase all or such pro rata portions of the Offered Shares, the Key Holder Co-Sale Shares and the Investor Co-Sale Shares by notifying the Transferring Key Holder, the Co-Sale Eligible Key Holder, and the Co-Sale Eligible Investors in writing before expiration of such twenty (20) day period. If the Company gives the Transferring Key Holder, Co-Sale Eligible Key Holder, and the Co-Sale Eligible Investors notice that it desires to purchase such shares, then payment for the Offered Shares, the Investor Co-Sale Shares (if any), and the Key Holder Co-Sale Shares (if any) shall be by check or wire transfer, against delivery of the Offered Shares, Investor Co-Sale Shares (if any), and Key Holder Co-Sale Shares (if any) to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Company’s receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Subsection 6.1(g).

(e) Key Holder’s Option. If the Company fails to purchase all of the Offered Shares, the Key Holder Co-Sale Shares (if any), and the Investor Co-Sale Shares (if any) by exercising the option granted in Subsection 6.1(d) within the period provided, the Company shall deliver a transfer notice

(the “Additional Transfer Notice”), within twenty (20) days of the Company’s receipt of Transfer Notice, to each of the Co-Sale Eligible Investors and other Key Holders which shall include the Transfer Notice and state the portion of Offered Shares, the Key Holder Co-Sale Shares, and Investor Co-Sale Shares to be purchased by the Company. Provided that no other Key Holder elected to exercise its right of co-sale under Subsection 6.1(b), such other Key Holder shall have an option for a period of fifteen (15) days from receipt of the Additional Transfer Notice to elect to purchase such Key Holder’s pro rata portion (as defined below in Subsection 6.1(f)) of the remaining Offered Shares and Investor Co-Sale Shares (on a pro rata basis among the Offered Shares and Investor Co-Sale Shares in accordance with Subsection 6.1(c)) at the same price and subject to the same material terms and conditions as described in the Transfer Notice. Each such Key Holder may exercise such purchase option by notifying the Transferring Key Holder and the Co-Sale Eligible Investors in writing before expiration of such fifteen (15) day period. If each such Key Holder gives the Transferring Key Holder and the Co-Sale Eligible Investors notice that it desires to purchase such shares, then payment for the Offered Shares and Investor Co-Sale Shares (if any) shall be by check or wire transfer, against delivery of the Offered Shares and Investor Co-Sale Shares (if any) to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Company’s receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Subsection 6.1(g).

(f) For the purposes of Subsection 6.1(e), the pro rata portion of a Key Holder means in accordance with a ratio equal to (i) the number shares of Common Stock held by such Key Holder divided by (ii) the sum of all shares of Common Shares held by the other Key Holders, other than the Transferring Key Holder.

(g) Valuation of Property. Should the purchase price specified in the Transfer Notice or Additional Transfer Notice be payable in property other than cash or evidences of indebtedness, or should there be no purchase price associated with the transfer, the Company (or the Key Holders) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If a Transferring Key Holder, the Company, the Co-Sale Eligible Investors, and/or the Co-Sale Eligible Key Holder, and Key Holder (in each case, as applicable) cannot agree on such cash value within ten (10) days after the Company’s, the Co-Sale Eligible Key Holder’s, or Co-Sale Eligible Investors’ receipt of the Transfer Notice (or the Key Holders’ and Co-Sale Eligible Investors’ receipt of the Additional Transfer Notice), the valuation shall be made by an appraiser of recognized standing selected by agreement amongst the Transferring Key Holders, the Co-Sale Eligible Key Holder, the Company, the Co-Sale Eligible Investors, and Key Holder (in each case, as applicable); provided however, that if they cannot agree on an appraiser within ten (10) days after the Company’s receipt of the Transfer Notice (or the Key Holders’ and Co-Sale Eligible Investors’ receipt of the Additional Transfer Notice), each shall select an appraiser of recognized standing and the appraisers so selected shall by agreement designate an appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Transferring Key Holder, the Co-Sale Eligible Key Holder, Co-Sale Eligible Investor, and the Company, with half of the cost borne by the Company, and the other half to be borne pro rata by each Stockholder who is purchasing the shares being transferred, with the amount to be paid by each Stockholder to be based on the number of shares such parties were interested in purchasing pursuant to this Subsection 6.1. If the time for the closing of the Company’s purchase or the Key Holders’ purchase has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), then such closing shall be held on or prior to the fifth day after such valuation shall have been made pursuant to this subsection.

6.2 Right of Co-Sale to the Third Party. Subject to the terms and conditions of this Agreement, to the extent that Offered Shares, Investor Co-Sale Shares, and Key Holder Co-Sales Shares remain after the application of Subsection 6.1, the Transferring Key Holder shall have a period of sixty (60)

days from the expiration of such rights in which to sell the Offered Shares, Investor Co-Sale Shares, and Key Holder Co-Sale Shares that remain, if any, upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice to the third-party transferee(s) identified in the Transfer Notice subject to the terms and conditions of this Agreement. In the event the Transferring Key Holder does not consummate the sale or disposition of the Offered Shares, Investor Co-Sale Shares, and Key Holder Co-Sale Shares if any, within the sixty (60) day period from the expiration of these rights, the first refusal and co-sale rights shall continue to be applicable pursuant to Subsections 6.1 and 6.2 to any subsequent disposition of the Offered Shares, if any, by the Transferring Key Holder until such right lapses in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Company, the Co-Sale Eligible Investors, and the Key Holders under this Subsection 6.2 to purchase Key Holders’ Shares from the Key Holders or participate in sales of Key Holders’ Shares by the Key Holder shall not adversely affect their rights to make subsequent purchases from the Key Holders of Key Holders’ Shares or subsequently participate in sales of Key Holders’ Shares by the Key Holders.

6.3 Limitations to Rights of Refusal and Co-Sale. Notwithstanding the provisions of Subsections 6.1 and 6.2 of this Agreement, any Key Holder may sell or otherwise assign Shares held by him to a Permitted Transferee; provided, that each such transferee or assignee, prior to the completion of the sale, transfer or assignment shall have executed documents assuming the obligations of the Key Holder under this Agreement with respect to the transferred securities.

6.4 Prohibited Transfers.

(a) In the event a Key Holder should sell any Key Holders’ Shares in contravention of the co-sale rights under Subsection 6.2 (a “Prohibited Transfer”), each Co-Sale Eligible Key Holder and Co-Sale Eligible Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Key Holder shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Co-Sale Eligible Key Holder and Co-Sale Eligible Investor shall have the right to sell to the Key Holder the type and number of shares of Key Holders’ Shares equal to the number of shares such Co-Sale Eligible Key Holder or Co-Sale Eligible Investor would have been entitled to transfer to the third-party transferee(s) under Subsection 6.2 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Key Holder shall be equal to the price per share paid by the third-party transferee(s) to the Key Holder in the Prohibited Transfer. The Key Holder shall also reimburse each Co-Sale Eligible Key Holder and Co-Sale Eligible Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Co-Sale Eligible Key Holder’s or Co-Sale Eligible Investor’s rights under Section 6.

(ii) Within ninety (90) days after the later of the dates on which a Co-Sale Eligible Key Holder or Co-Sale Eligible Investor (A) receives notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, such Co-Sale Eligible Key Holder or Co-Sale Eligible Investor shall, if exercising the option created hereby, deliver to the Key Holder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(iii) The Key Holder shall, upon receipt of the certificate or certificates for the shares to be sold by a Co-Sale Eligible Key Holder or Co-Sale Eligible Investor, pursuant to this Subsection 6.4, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Subsection 6.4(b)(i), in cash or by other means acceptable to such Co-Sale Eligible Key Holder or Co-Sale Eligible Investor.

Notwithstanding the foregoing, any attempt by the Key Holder to transfer Key Holders’ Shares in violation of Section 6 hereof shall be void ab initio and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such.

6.5 Termination. The rights of first refusal and co-sale granted under this Section 6 shall expire and terminate (i) immediately prior to an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, whichever occurs first. Moreover, for the avoidance of doubt, in the event of a sale of Key Holders’ Shares which is part of a Deemed Liquidation Event, the distribution provisions of the Certificate of Incorporation shall apply instead as a pre-condition to such sale.

6.6 Lock-Up Provision. Each of the Stockholders hereby agrees that, during the period of duration specified by the Company and the managing underwriter, if any (not to exceed (a) one hundred eighty (180) days, following the effective date of a registration statement of the Company filed under the Securities Act in connection with the Company’s IPO or (b) ninety (90) days following the effective date of any subsequent public offering pursuant to a registration statement of the Company filed under the Securities Act, each of the Stockholders shall not, without the prior written consent of the managing underwriter to the extent requested by the Company or an underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge, hypothecate or otherwise transfer or dispose of any securities of the Company held by it at any time during such period except those securities included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Common Stock, or other securities, of each Stockholder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

7. Reserved.

8. Voting.

8.1 Board Composition.

(a) For so long as they hold any of the Shares issued to them by the Company, each Stockholder agrees to vote, or cause to be voted, all shares of Common Stock and Preferred Stock owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary (i) to ensure that the size of the Company’s Board shall be set and remain at thirteen (13) directors appointed as set forth in this Section 8; provided, however, that if the Manna Investor is permitted to designate a director pursuant to Subsection 8.1(h) below, the size of the Company’s Board shall be set and remain at fifteen (15) directors appointed as set forth in this Section 8 and (ii) in favor of any director designated pursuant to Subsections 8.1(b)-(h) below.

(b) For so long as the SJF Investors hold in the aggregate at least the SJF Requisite Amount, each Stockholder agrees to vote, or cause to be voted, all shares of Common Stock and Preferred Stock owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, one (1) individual designated by the SJF Investors (the “SJF Director”) shall be elected to the Board, who shall initially be Alan Kelley.

(c) For so long as the Investeco Investors hold in the aggregate at least the Investeco Requisite Amount, each Stockholder agrees to vote, or cause to be voted, all shares of Common Stock and Preferred Stock owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, one (1) individual designated by the Investeco Investors (the “Investeco Director”) shall be elected to the Board, which shall initially be vacant.

(d) For so long as the Arborview Investor holds in the aggregate at least the Arborview Requisite Amount, each Stockholder agrees to vote, or cause to be voted, all shares of Common Stock and Preferred Stock owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, one (1) individual designated by the Arborview Investor (the “Arborview Director”) shall be elected to the Board, who shall initially be Karl Khoury.

(e) For so long as the Inherent Investor holds in the aggregate at least the Inherent Requisite Amount, each Stockholder agrees to vote, or cause to be voted, all shares of Common Stock and Preferred Stock owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, one (1) individual designated by the Inherent Investor (the “Inherent Director”) shall be elected to the Board, who shall initially be Anthony L. Davis.

(f) For so long as the Bowie Investor holds in the aggregate at least the Bowie Requisite Amount, each Stockholder agrees to vote, or cause to be voted, all shares of Common Stock and Preferred Stock owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, one (1) individual designated by the Bowie Investor (the “Bowie Director”) shall be elected to the Board, who shall initially be Betsy Foster. The Stockholders acknowledge that the Bowie Director is an executive officer of Whole Foods Market, Inc. and/or one or more of its subsidiaries and, due to the vendor relationship of the Company with Whole Foods Market, Inc., will from time to time have conflicts of interest in discharging the duties of the Bowie Director; and that the existence of such conflicts of interest shall not be a basis for removal of the Bowie Director. In connection with the Board’s consideration of any transaction in which the Bowie Director reasonably believes that he or she may have a conflict of interest within the meaning of DGCL Section 144, he or she will endeavor to inform the Board as to any material facts regarding such conflict of interest which have not been previously disclosed to the Board.

(g) For so long as the Sunrise Investor holds in the aggregate at least the Sunrise Requisite Amount, each Stockholder agrees to vote, or cause to be voted, all shares of Common Stock and Preferred Stock owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, one (1) individual designated by the Sunrise Investor (the “Sunrise Director”) shall be elected to the Board, who is currently Steve Young.

(h) For so long as the Manna Investor holds in the aggregate at least the Manna Requisite Amount, each Stockholder agrees to vote, or cause to be voted, all shares of Common Stock and Preferred Stock owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, one (1) individual designated by the Manna Investor (the “Manna Director”) shall be elected to the Board, who shall initially be Brent Drever.

(i) Subject to Subsection 10.4, the remaining seven (7) directors will be elected by a Majority Vote, provided that at such time as the size of the Board is expanded to fifteen (15) directors in accordance with Subsection 8.1(a), the remaining eight (8) directors will be elected by a Majority Vote.

8.2 Failure to Designate a Board Member. In the absence of any designation from the SJF Investors, the Investeco Investors, the Arborview Investor, the Inherent Investor, the Bowie Investor, the Sunrise Investor or the Manna Investor (as the case may be), the director previously designated by them, if any, and then serving shall be reelected if still eligible to serve as provided herein.

8.3 Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) the SJF Director may not be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the SJF Investors or (ii) SJF Investors are no longer so entitled to designate or approve such director, and the Investeco Director may not be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Investeco Investors or (ii) Investeco Investors are no longer so entitled to designate or approve such director, and the Arborview Director may not be removed from office other than for cause unless (i) such removal is directed or approved by the Arborview Investor or (ii) Arborview Investor is no longer so entitled to designate or approve such director, and the Inherent Director may not be removed from office other than for cause unless (i) such removal is directed or approved by the Inherent Investor or (ii) the Inherent Investor is no longer so entitled to designate or approve such director, and the Bowie Director may not be removed from office other than for cause unless (i) such removal is directed or approved by the Bowie Investor or (ii) Bowie Investor is no longer so entitled to designate or approve such director, and the Sunrise Director may not be removed from office other than for cause unless (i) such removal is directed or approved by the Sunrise Investor or (ii) the Sunrise Investor is no longer so entitled to designate or approve such director, and the Manna Director may not be removed from office other than for cause unless (i) such removal is directed or approved by the Manna Investor or (ii) the Manna Investor is no longer so entitled to designate or approve such director;

(b) any vacancies created by the resignation, removal or death of the SJF Director, Investeco Director, Arborview Director, Inherent Director, Bowie Director, Sunrise Director or Manna Director shall be filled pursuant to the applicable provisions of Subsection 8.1; and

(c) upon the request of SJF Investors to remove the SJF Director, the SJF Director shall be removed, and upon the request of Investeco Investors to remove the Investeco Director, the Investeco Director shall be removed, and upon the request of Arborview Investor to remove the Arborview Director, the Arborview Director shall be removed, and upon the request of Inherent Investor to remove the Inherent Director, the Inherent Director shall be removed, and upon the request of Bowie Investor to remove the Bowie Director, the Bowie Director shall be removed, and upon the request of Sunrise Investor to remove the Sunrise Director, the Sunrise Director shall be removed, and upon the request of Manna Investor to remove the Manna Director, the Manna Director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of SJF Investors, Investeco Investors, Arborview Investor, Inherent Investor, Bowie Investor, Sunrise Investor or Manna Investor to call a special meeting of stockholders for the purpose of electing directors.

8.4 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

8.5 Further Assurances. All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

8.6 Board Expenses. Unless otherwise approved by the Board, the Company shall reimburse the nonemployee directors for all of their reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board or performing duties as a director of the Company. For the avoidance of doubt, the reimbursement of expenses as set forth herein and any indemnification-related advancement of expenses in accordance with the Certificate of Incorporation or any other agreement or document shall not be considered compensation.

8.7 Termination of Voting Provisions. The provisions of Section 8 of this Agreement shall expire and terminate (i) immediately prior to an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, whichever occurs first; provided that the provisions of Section 8 hereof will continue after the closing of any Deemed Liquidation Event to the extent necessary to enforce the provisions of Section 8 with respect to such Deemed Liquidation Event.

9. Remedies.

9.1 Covenants of the Company. The Company agrees to use its reasonable efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s reasonable efforts to cause the nomination and election of the directors as provided in this Agreement.

9.2 Irrevocable Proxy. Each party to this Agreement hereby constitutes and appoints the Chief Executive Officer or President of the Company and a designee of the Stockholders, and each of them, with full power of substitution, as the proxies of the party with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 8 hereto, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s shares in favor of the election of persons as members of the Board pursuant to and in accordance with the terms and provisions of Section 8, respectively, of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Section 9.2 terminates or expires pursuant to the provisions of Section 9.3. Each party hereto hereby revokes any and all previous proxies with respect to the shares and shall not hereafter, unless and until this Agreement terminates or expires, purport to grant any other proxy or power of attorney with respect to any of the shares, deposit any of the shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the shares, in each case, with respect to any of the matters set forth herein.

9.3 Termination of Remedy Provisions. The provisions of Section 9 of this Agreement shall expire and terminate (i) immediately prior to an IPO or (ii) upon a Deemed Liquidation Event, whichever event occurs first; provided that the provisions of Section 9 hereof will continue after the closing of any Deemed Liquidation Event to the extent necessary to enforce the provisions of Section 9 with respect to such Deemed Liquidation Event.

10. Certain Additional Covenants.

10.1 Corporate Opportunities.

(a) Key Holders. In furtherance and not in lieu of their respective obligations under law, each of the Key Holders hereby agrees to present to the Company any business opportunity relating to the business of chickens, eggs or pasture-raised or organic foods that may be offered or presented to or created by such Key Holder(s) prior to engaging in any such activity. In the event that the Board decides not to pursue such opportunity, then subject to compliance with the remainder of this Section 10, such Key Holder(s) may pursue the opportunity, subject to offering the SJF Investors, the Investeco Investors, the Arborview Investor, the Inherent Investor, the Bowie Investor, the Sunrise Investor and the Manna Investor the right of first refusal to participate in such opportunity on a pro rata basis with such Key Holder(s) and to any other obligations that may exist under law. The foregoing shall not apply to passive investments by the Key Holders in public companies.

(b) Investors. As used herein, “Exempted Persons” means each of the Investors and any of their respective directors, officers, managers, general partners, Affiliates, and/or employees, including any of the foregoing who serve as Investor Directors. The Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries. No amendment of this section shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. Further, this section shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Company under the Company’s Certificate of Incorporation, Bylaws, applicable law or other agreement. Notwithstanding the foregoing, the Investors acknowledge and agree that the provisions of this Subsection 10.2 shall not apply to any matter, transaction or interest presented to, or acquired, created or developed by, or otherwise coming into the possession of, an Exempted Person expressly and solely in such Exempted Person’s capacity as a director of the Company.

10.2 Non-Competition – Key Holders. In consideration of the mutual covenants provided for herein, during the period beginning on the Effective Date and ending on the first anniversary of the date on which a Key Holder ceases to be a holder of Company securities (the “Covered Period”), each Key Holder agrees, for himself or itself, that such Key Holder shall not, and such Key Holder shall cause its or his Affiliates (including their respective heirs, successors or assigns) not to, directly or indirectly, become involved with businesses that source and sell eggs or chicken meat from pasture-raised chickens (the “Business”) or any business competing with the Business or the businesses of the Company or any of its subsidiaries anywhere in the State of Texas as conducted on the date of this Agreement and in such other geographic areas as the Business may be conducted from time to time. Each Key Holder acknowledges that the Business is planned to be conducted throughout the State of Texas and such other geographic areas and agrees that the provisions in this Subsection 10.2 shall operate throughout such area. Nothing herein shall prohibit any Key Holder from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of a corporation which is publicly traded, so long as such Key Holder is not an Affiliate of, and does not have any active participation in, the business or operations of such corporation. Each Key Holder expressly acknowledges and agrees that (i) the restrictions contained in this Subsection 10.2 are reasonable in all respects (including with respect to subject matter, time period and geographical area) and are necessary to protect the value of the Business, and (ii) the SJF Investors, Investeco Investors, the Arborview Investor, the Inherent Investor, the Bowie Investor, the Sunrise Investor and the Manna Investor would not have entered into this Agreement and consummated the transactions contemplated hereby without the restrictions contained in this Subsection 10.2.

10.3 Non-Solicitation – Key Holders. During the Covered Period, each Key Holder agrees, for himself or itself, that such Key Holder shall not, and such Key Holder shall cause its or his Affiliates (including their respective heirs, successors or assigns) not to, directly or indirectly, (a) induce or attempt to induce any employee or consultant of the Business or the Company or any of its subsidiaries to leave the employ of any such party, or in any way interfere with the relationship between the Company or any of its subsidiaries and any employee or consultant thereof, (b) hire any person who was an employee of the Business or the Company or any of its subsidiaries at any time during the six (6)-month period prior to the date of hire, or (c) induce or attempt to induce any customer, supplier, vendor, farmer, cooperative member, service provider, licensee, licensor, lessor, franchisee or other business relation of the Business or the Company or any of its subsidiaries to cease doing business with the Business or the Company or any of its subsidiaries, or in any way interfere with the relationship between any such customer, supplier, vendor, farmer, cooperative member, service provider, licensee, licensor, lessor, franchisee or other business relation and the Business or the Company or any of its subsidiaries (including making any negative statements or communications about the Business or the Company or any of its subsidiaries). The foregoing notwithstanding, neither clause (a) nor clause (b) above shall prohibit or be deemed to prohibit or be breached by a general solicitation for employment (including in any newspaper or magazine, over the internet or by any search or employment agency) if not specifically directed towards any employee of the Business or the Company or any of its subsidiaries. Each Key Holder expressly acknowledges and agrees that (i) the restrictions contained in this Subsection 10.3 are reasonable in all respects (including with respect to subject matter, time period and geographical area) and are necessary to protect the value of the Business, and (ii) the SJF Investors, Investeco Investors, Arborview Investor, the Inherent Investor, the Bowie Investor, the Sunrise Investor and the Manna Investor would not have entered into this Agreement and consummated the transactions contemplated hereby without the restrictions contained in this Subsection 10.3.

10.4 Compelled Liquidity Event. For so long as the Sunrise Investor holds shares of Series D Preferred Stock, then on and following October 3, 2022, the Sunrise Investor shall have the absolute right, at its sole option, to require the Company to immediately engage an investment banker to conduct and conclude a process to sell the Company, which such sale may be structured as a merger, sale of stock or sale of all or substantially all of the assets of the Company and its Affiliates (a “Compelled Liquidity Event”). The Board and the officers of the Company (in each case subject to their respective fiduciary duties to the Company and its stockholders) shall take any and all actions reasonably necessary or appropriate to successfully conduct, progress and complete the Compelled Liquidity Event as quickly as reasonably practicable in accordance with the terms and conditions of this Agreement. To effectuate the right contained in this Subsection 10.4, each of the Stockholders hereby acknowledges and agrees that the Sunrise Investor shall have the right to cause the Company to consummate a Compelled Liquidity Event pursuant to this Subsection 10.4, and the Sunrise Investor shall have all rights and powers specified in Subsection 10.5 hereof, and all other Stockholders will be obligated to consummate, consent to and raise no objection to the Compelled Liquidity Event, take all other actions reasonably necessary or desirable to consummate such Compelled Liquidity Event and will be subject to all duties and obligations of, and will be afforded all rights and protections of, a Notified Holder, in each case, as such are set forth in Subsection 10.5 hereof. To the extent that the Company, the Company’s management or the other Stockholders are not fully cooperating in the execution of a Compelled Liquidity Event pursuant to this Subsection 10.4, in the reasonable judgment of the Sunrise Investor, the Sunrise Investor shall thereupon have the right to appoint a majority of the Board. To effectuate the previous sentence, the Stockholders agree to remove such number of directors appointed pursuant to Subsection 8.1(i) as are necessary to provide enough director vacancies so that the Sunrise Investor can appoint such number of directors such that, when combined with the Sunrise Director, the Sunrise Investor has appointed a majority of the Board.

10.5 Compelled Liquidity Event Covenants.

(a) If, pursuant to Subsection 10.4, the Sunrise Investor desires to effect a Compelled Liquidity Event, the Company shall notify each other Stockholder party hereto (the “Notified Holders”), in writing, of such desire and the terms and conditions of such Compelled Liquidity Event. Notwithstanding any other provision of this Agreement, each Notified Holder will vote in favor of and take all necessary and desirable actions in connection with the consummation of such Compelled Liquidity Event, and if such transaction is structured as a sale of stock, within 20 days of the receipt of such notice (or such longer period of time as the Company shall designate in such notice) the Notified Holders shall cause all of their Shares to be sold to the designated purchaser on the same terms and conditions as the other Shares being sold, with the proceeds payable as if such amount was distributed in accordance with Article Fourth, Section B.2 of the Certificate of Incorporation.

(b) In furtherance of its obligations under this Subsection 10.5, subject to Subsection 10.5(c), each Stockholder will make the same indemnities and agreements as each other Stockholder, including without limitation, voting to approve such transaction and executing all documents reasonably requested by the Board or the Sunrise Investor to be executed by such Stockholder, including the applicable purchase agreement, stockholders agreement and/or indemnification and/or contribution agreement.

(c) Notwithstanding any other provision to the contrary herein contained, in any Compelled Liquidity Event, each Notified Holder shall: (i) only be required to represent and warrant solely with respect to its ownership of Shares, tax status, authority to enter into any such Compelled Liquidity Event, the absence of conflicts of such Compelled Liquidity Event with material agreements of such Stockholder, the absence of litigation or regulatory actions interfering with such Compelled Liquidity Event on the part of such Stockholder and the absence of brokers, (ii) not be required to have any contractual liability in respect of Company indemnities, representations, warranties, covenants or otherwise in respect of such Compelled Liquidity Event in excess of the lesser of (A) its pro rata share of the indemnity amounts actually paid in respect of such Compelled Liquidity Event and (B) the consideration received by such Stockholder in such Compelled Liquidity Event, (iii) not be required to have any contractual liability in respect of indemnities, representations, warranties or covenants of another Stockholder in excess of any escrow, (iv) be paid consideration consisting solely of cash or securities of the acquiring party, subject to such holdbacks, escrows, earn-outs, offset rights, purchase price adjustments or other installment payments as the Sunrise Investor or the Company may approve and to which the Sunrise Investor shall be subject on the same terms as the Notified Holders, proportionate to the Shares sold by such Stockholder, (v) only be required to deliver customary stock powers, letters of transmittal or other similar transfer documentation; in each case, on the same terms, provisions and documents as each other Stockholder, (vi) be obligated to pay no more than its pro rata share based on proceeds received (as if such expenses reduced the aggregate proceeds available for distribution in such sale) of the costs of any sale of Shares pursuant to a sale to the extent such costs are approved by the Sunrise Investor or the Company and incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party, and (vii) not be required to enter into a non-competition agreement in connection with such Compelled Liquidity Event.

(d) Each Stockholder hereby makes, constitutes and appoints the secretary of the Company as its true and lawful attorney-in-fact for it and in its name, place and stead, and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the Company in its reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of such Stockholder in Subsection 10.4 and this Subsection 10.5. Each Stockholder hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with such Stockholder’s obligations and agreements pursuant to Subsection 10.4 and this Subsection 10.5 as fully as such Stockholder might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact shall lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Subsection 10.5 is a special power of attorney, coupled with an interest, and is irrevocable, and shall survive the bankruptcy, insolvency, dissolution or cessation of existence of the applicable Stockholder, unless and until this Section 10.5 terminates or expires pursuant to the provisions of Section 10.6.

10.6 Expiration of Additional Covenants. The covenants in this Section 10 shall terminate and be of no further force or effect (i) immediately prior to an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, whichever occurs first.

11. Registration Rights. The Company covenants and agrees as follows:

11.1 Demand Registration.

(a) Form S-1 Demand. If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to the Registrable Securities with an anticipated aggregate offering price, net of Selling Expenses, of at least $15 million, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 11.1(c) and 11.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 11.1(c) and 11.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes a notice to Holders requesting a registration pursuant to this Subsection 11.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 11.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected one registration pursuant to Subsection 11.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 11.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 11.1(b): (1) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (2) if the Company has effected two registrations pursuant to Subsection 11.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 11.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 11.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 11.1(d).

11.2 Company Registration. If the Company proposes to register (including, for this purpose, an IPO or a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 11.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 11.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 11.6.

11.3 Underwriting Requirements.

(a) If, pursuant to Subsection 11.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 11.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 11.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 11.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 11.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering (except for an IPO, in which case the number of Registrable Securities included in the offering may be reduced to zero), or (iii) notwithstanding (ii) above, any

Registrable Securities which are not Key Holder Registrable Securities be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering. For purposes of the provision in this Subsection 11.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Subsection 11.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 11.3(a), fewer than thirty percent (30%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

11.4 Obligations of the Company. Whenever required under this Section 11 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

11.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 11 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

11.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 11, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $30,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 11.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 11.1(a) or 11.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 11.1(a) or 11.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 11 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

11.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 11.

11.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 11:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 11.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any) who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 11.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 11.8(b) and 11.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 11.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 11.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 11.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 11.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 11.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 11.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 11.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 11.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 11.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 11.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 11, and otherwise shall survive the termination of this Agreement.

11.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

11.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included.

11.11 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 11.1 or 11.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation;

(b) with respect to any Holder, such time as such Holder holds less than three percent (3%) of the then-outstanding Common Stock and Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; provided, however, that Section 11.2 shall terminate on the second anniversary of the closing of the IPO; and

(c) the third anniversary of the closing of the IPO.

12. General.

12.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS ENTERED INTO AMONG DELAWARE RESIDENTS TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

12.2 CONSENT TO JURISDICTION. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTIES AND ASSETS, TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW CASTLE, DELAWARE (COLLECTIVELY, THE “DELAWARE COURTS”), IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT

RELATING THERETO, AND EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING SHALL BE HEARD AND DETERMINED IN THE DELAWARE COURTS. EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OF THE DELAWARE COURTS. EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE DELAWARE COURTS.

12.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH PROCEEDING.

12.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company may not assign this Agreement. The rights under this Agreement may be assigned by each SJF Investor, Investeco Investor, Arborview Investor, Inherent Investor, Bowie Investor, the Sunrise Investor and/or the Manna Investor (but subject to all related obligations) in whole or in part to (a) a Permitted Transferee of such transferring SJF Investor, Investeco Investor, Arborview Investor, Inherent Investor, Bowie Investor, the Sunrise Investor, and/or the Manna Investor, or (b) any Person to which such SJF Investor, Investeco Investor, Arborview Investor, Inherent Investor, Bowie Investor, Sunrise Investor or Manna Investor transfers Shares; provided, however that such transferee shall agree in writing to be bound as a Stockholder by the terms and conditions of this Agreement as a condition thereto; and provided further, that unless (x) the SJF Investor, Investeco Investor, Arborview Investor, Inherent Investor, Bowie Investor, Sunrise Investor or Manna Investor transfers 100% of the Shares owned by it and its Permitted Transferees or (y) the person to which the SJF Investor, Investeco Investor, Arborview Investor, Inherent Investor, Bowie Investor, Sunrise Investor or Manna Investor transfers Shares owns Shares after such transfer representing at least 5% of the outstanding capital stock of the Company on a fully-diluted basis, then all such transferees of each such Investor shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement.

12.5 Entire Agreement; Amendment; Waiver.

(a) This Agreement (including the Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) the SJF Investors, (iii) the Investeco Investors, (iv) the Arborview Investor, (v) the Inherent Investor, (vi) the Bowie Investor, (vii) the Sunrise Investor, (viii) the Manna Investor and (ix) Stockholders holding at least a majority of the Common Stock issued; provided, however, that if any such amendment, modification, termination or waiver has a disproportionate disadvantageous impact on a share of capital stock owned by such Stockholder in comparison to the impact, generally, on a share of capital stock of the same class and/or series held by other Stockholders, the consent of that Stockholder to such amendment, modification, termination or waiver shall be required. To the extent the categories of Investors described in clauses (ii) through (viii) comprise more than one Investor, only signatures of Investors holding a majority of the Shares held by Investors in such category shall be required.

(b) Notwithstanding the foregoing provisions of this Subsection 12.5, this Agreement may not be amended to materially increase the obligations of the Key Holders hereunder except by a written instrument referencing this Agreement and signed by the Company and the Stockholders holding a majority of the Key Holders’ Shares, provided, however, that if any such amendment operates in a manner that treats any Stockholder or Key Holders’ Shares different from other Stockholders or Key Holders’ Shares, the consent of such Stockholder or Key Holder shall also be required for such amendment.

(c) Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Stockholder and each future holder of all such securities of Stockholder.

12.6 Remedies. The rights of the parties under this Agreement are unique and, accordingly, the parties intend that in addition to all other legal or equitable remedies available, injunctive relief and the remedy of specific performance may be utilized in the event of the breach or threatened breach of this Agreement. None of the rights, powers or remedies conferred upon any party hereto shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy conferred by this Agreement, now or hereafter available at law, in equity, by statute or otherwise.

12.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or sent by facsimile or otherwise delivered by hand or by messenger addressed:

(a) if to a Key Holder, at the Key Holder’s address set forth on Schedule A hereto or, if no address is set forth for such Key Holder on Schedule A hereto, in the Company’s records, as may be updated by written notice to the Company;

(b) if to a SJF Investor, at the SJF Investor’s address set forth on Schedule B hereto or, if no address is set forth for the SJF Investor on Schedule B hereto, in the Company’s records, as may be updated by written notice to the Company;

(c) if to an Investeco Investor, at the Investeco Investor’s address set forth on Schedule C hereto or, if no address is set forth for the Investeco Investor on Schedule C hereto, in the Company’s records, as may be updated by written notice to the Company;

(d) if to the Arborview Investor, at the Arborview Investor’s address set forth on Schedule D hereto hereto or, if no address is set forth for the Arborview Investor on Schedule D hereto, in the Company’s records, as may be updated by written notice to the Company;

(e) if to the Inherent Investor, at the Inherent Investor’s address set forth on Schedule E hereto or, if no address is set forth for the Inherent Investor on Schedule E hereto, in the Company’s records, as may be updated by written notice to the Company;

(f) if to the Bowie Investor, at the Bowie Investor’s address set forth on Schedule F hereto or, if no address is set forth for the Bowie Investor on Schedule F hereto, in the Company’s records, as may be updated by written notice to the Company;

(g) if to an Individual Investor, at the Individual Investor’s address set forth on Schedule G hereto or, if no address is set forth for such Individual Investor on Schedule G hereto, in the Company’s records, as may be updated by written notice to the Company;

(h) if to the Sunrise Investor, at the Sunrise Investor’s address set forth on Schedule H hereto or, if no address is set forth for the Bowie Investor on Schedule H hereto, in the Company’s records, as may be updated by written notice to the Company;

(i) if to the Manna Investor, at the Manna Investor’s address set forth on the Schedule I hereto, or, if no address is set forth for the Manna Investor on Schedule I hereto, in the Company’s records, as may be updated by written notice to the Company;

(j) if to the Company, one copy should be sent to the following address or at such other address as the Company shall have furnished to the Stockholders:

Vital Farms, Inc.

3601 South Congress Avenue, Suite C100

Austin, TX 78704

Attn: Russell Diez-Canseco, President and Chief Executive Officer

Tel: 877-455-3063

Email: russell-diez.canseco@vitalfarms.com

With a copy to:

Cooley LLP

1299 Pennsylvania Avenue NW

Washington, DC 20004

Attn: Jaime L. Chase

Email: jchase@cooley.com

All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation) or electronic mail, (iv) one (1) business day after being sent via overnight delivery service and deposited with an overnight courier service of recognized standing, or (iv) four (4) days after being deposited in the U.S. mail, first class with postage prepaid. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

12.8 Consent to Electronic Notice. Each Stockholder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Each Stockholder agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

12.9 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

12.10 Titles and Subtitles; Drafting; Share Numbers. The titles and subtitles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. This Agreement has been the subject of review and negotiation among the parties hereto, and the parties agree that principles of contract interpretation based upon the party responsible for drafting shall not be applied.

12.11 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or electronic signature, each of which shall be an original, but all of which taken together shall constitute one agreement.

12.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Stockholder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on a Stockholder’s part of any breach or default under this Agreement, or any waiver on a Stockholder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a Stockholder, shall be cumulative and not alternative.

12.13 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

12.14 Rights. Unless otherwise expressly provided herein, each Stockholder’s rights hereunder are several rights, not rights jointly held with any of the other Stockholder.

12.15 Further Assurances. At any time or from time to time after the date hereof, each party agrees (at its own expense) to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

12.16 Additional Stockholders. In the event that the Company issues shares of capital stock to any person and after such issuance such person shall hold in the aggregate more than two percent (2%) of the Company’s outstanding capital stock determined on a fully-diluted basis, as a condition precedent to such issuance, the Company shall cause such person to become a party to this agreement by executing an Adoption agreement in the form attached hereto as Exhibit A. This Subsection 12.16 shall expire and terminate (i) immediately prior to an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, whichever occurs first.

12.17 Aggregation of Stock. All shares of capital stock issued by the Company and held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

12.18 Spousal Consent. If any individual Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

12.19 Stock Splits, Stock Dividends, etc. For the avoidance of doubt, in the event of any issuance of shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any recapitalization event), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Subsection 2.2.

12.20 Amendment of Prior Agreement. The Prior Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the parties required for an amendment pursuant to Subsection 12.5(a) of the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereby have executed this Ninth Amended and Restated Stockholders’ Agreement as of the Effective Date.

VITAL FARMS, INC.
a Delaware corporation

By:	/s/ Russell Diez-Canseco
Russell Diez-Canseco
Chief Executive Officer

[Signature Page to Ninth Amended and Restated Stockholders Agreement]

KEY HOLDERS:

/s/ Russell Diez-Canseco
Matthew O’Hayer

Jason Jones, Trustee for THE MIPOTH-C TRUST

Signature:	/s/ Jason Jones
Trustee

Jason Jones, Trustee for THE MIPOTH-J TRUST

Signature:	/s/ Jason Jones
Trustee

Jason Jones, Trustee for THE JONES MANAGEMENT TRUST

Signature:	/s/ Jason Jones
Trustee

Jason Jones, Trustee for THE NANAPA TRUST

Signature:	/s/ Jason Jones
Trustee

[Signature Page to Ninth Amended and Restated Stockholders Agreement]

INDIVIDUAL INVESTORS:

RICHARD RESSLER

WENDY VANDEN HEUVEL

PAUL MARSIGLIO

CATHERINE DONCASTER

ROSE IMPACT VENTURE FUND LLC

[Signature Page to Ninth Amended and Restated Stockholders Agreement]

SJF INVESTORS

SIGNATURE PAGE

SJF VENTURES III, L.P.

By:	SJF GP III, LLC, its general partner

By:	/s/ Alan Kelly
	Name:	Alan Kelley
	Title:	Manager

SJF VENTURES IIIA, L.P.

By:	SJF GP IIIA, LLC, its general partner

By:	/s/ Alan Kelly
	Name:	Alan Kelley
	Title:	Manager

[Signature Page to Ninth Amended and Restated Stockholders Agreement]

INVESTECO INVESTORS

SIGNATURE PAGE

INVESTECO SUSTAINABLE FOOD FUND, L.P.

By:	InvestEco Food and Agriculture General Partner Corp., its general partner

By:	/s/ Andrew Heintzman
	Name:	Andrew Heintzman
	Title:	Managing Partner

INVESTECO SUSTAINABLE FOOD FUND TRUST

By:	/s/ Andrew Heintzman
	Name:	Andrew Heintzman
	Title:	Managing Partner

LARRY SCHWARTZ

SEEK CAPITAL PARTNERSHIP

By:	, its general partner

By:

Name:	Jesse Kaplan
Title:	Managing Partner

MICHAEL DE PENCIER

[Signature Page to Ninth Amended and Restated Stockholders Agreement]

ARBORVIEW INVESTOR

SIGNATURE PAGE

ARBORVIEW CAPITAL PARTNERS LP

By:	Arborview Capital GP LLC, its general partner

By:	/s/ Karl Khoury
	Name:	Karl Khoury
	Title:	Manager

[Signature Page to Ninth Amended and Restated Stockholders Agreement]

INHERENT INVESTOR

SIGNATURE PAGE

INHERENT ESG PRIVATE, LP
By:	Inherent Capital, LLC,
its general partner

By:	/s/ Anthony Davis
	Name:	Anthony Davis
	Title:	CEO

[Signature Page to Ninth Amended and Restated Stockholders Agreement]

BOWIE INVESTOR

SIGNATURE PAGE

Bowie Strategic Investments, Inc.

By:	/s/ Betsy Foster
	Name:	Betsy Foster
	Title:	Assistant Secretary

[Signature Page to Ninth Amended and Restated Stockholders Agreement]

SUNRISE INVESTOR

SIGNATURE PAGE

SSP Vital Farms Holdings, LLC

By:	/s/ Vincent Love
	Name:	Vincent Love
	Title:	Chief Operating Officer

[Signature Page to Ninth Amended and Restated Stockholders Agreement]

MANNA INVESTOR

SIGNATURE PAGE

MTP C001 HOLDINGS, LLC

By:	Manna Tree Partners Fund I, L.P.
Its:	Manager

By:	/s/ Gabrielle Rubenstein
	Name:	Gabrielle Rubenstein
	Title:	Chief Executive Officer

[Signature Page to Ninth Amended and Restated Stockholders Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on                          , 20    , by the undersigned (the “Holder”) pursuant to the terms of that certain Ninth Amended and Restated Stockholders Agreement dated as of                     , 2020 (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”), or options, warrants or other rights to purchase such Stock (the “Options”), for one of the following reasons (Check the correct box):

☐

as a transferee of Shares from a party in such party’s capacity as an “SJF Investor”, an “Individual Investor”, an “Arborview Investor”, an “Investeco Investor”, an “Inherent Investor”, a “Bowie Investor”, a “Sunrise Investor” or a Manna Investor bound by the Agreement, and after such transfer, Holder shall be considered an “SJF Investor”, an “Individual Investor”, an “Arborview Investor”, an “Investeco Investor”, an “Inherent Investor”, a “Bowie Investor”, a “Sunrise Investor”, or a Manna Investor, respectively, and, in any case, a “Stockholder” for all purposes of the Agreement.

☐

as a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐	as a party in accordance with Subsection 12.16 of the Agreement, in which case Holder shall be a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	VITAL FARMS, INC.

Name and Title of Signatory

Address:	By:
Title:

Facsimile Number:

EXHIBIT B

CONSENT OF SPOUSE

I, [                    ], spouse of [                    ], acknowledge that I have read the Ninth Amended and Restated Stockholders Agreement, dated as of                     , 2020, to which this Consent of Spouse is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent of Spouse. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
[Name of Stockholder’s Spouse, if any]